UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 29, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Pinnacle Airlines Corp. (the “Company”), Edward M. Christie resigned as the Company's Chief Financial Officer effective March 30, 2012.  On March 29, 2012, Anthony D. McDuffie was appointed as the principal accounting officer of the Company.

Mr. McDuffie, 51, has been Vice President, Finance and Controller, of the Company since October 2011.  Prior to joining the Company, Mr. McDuffie served as a financial accounting consultant to businesses in the manufacturing, health care and emergency air ambulance industries from May 2009 until October 2011.  Mr. McDuffie served as Controller and Chief Accounting Officer of Caesars Entertainment Corporation from November 2001 to May 2009.

Mr. McDuffie is an at-will employee and does not have an employment agreement with the Company.  Mr. McDuffie continues to be eligible to participate in the health, dental, disability, life insurance and 401(k) plans that the Company makes available to all employees.

Mr. McDuffie does not have any family relationship with any of the Company's directors or officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
March 29, 2012